Exhibit 99.1

EARNINGS RELEASE

Contact:  Thomas J. McCann

Ezenia! Inc.

Investor Relations

investorrelations@ezenia.com

EZENIA! INC. Announces 2009 Fourth Quarter and Annual Financial Results

Nashua, N.H., March 29, 2010 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time situation awareness, command and control solutions for corporate and government networks, today reported its financial results for the fourth quarter and full year ended December 31, 2009.

Revenue for the fourth quarter of 2009 was approximately $817,000, flat from the third quarter of 2009 but a decrease of 41.2% from approximately $1.4 million for the fourth quarter of 2008.  The quarterly loss from operations was approximately $672,000 or ($0.05) per share, as compared to approximately $872,000 in quarterly losses from operations, or ($0.06) per share, a year ago. Operating expenses declined to approximately $1.3 million from approximately $1.7 million for the same period in 2008, due to reduced headcount and restructuring charges. Net quarterly loss was approximately $662,000 or ($0.05) per share, as compared to a net loss of approximately $885,000, or ($0.06) per share, a year ago.

For the year ended December 31, 2009, revenue was approximately $3.5 million, a 47.8% decrease from approximately $6.7 million for the year ended December 31, 2008.  The reported loss from operations in 2009 was approximately $3.5 million or ($0.23) per share, as compared to the loss from operations in 2008 of approximately $3.1 million or ($0.21) per share.  For 2009, the net annual loss was approximately $3.4 million, or ($0.23) per share, compared to a net annual loss in 2008 of approximately $3.1 million or ($0.21) per share.  Cash and cash equivalents at year end 2009 were approximately $4.4 million, a $2.4 million decrease from year end 2008.  Operating expenses declined to approximately $5.7 million from approximately $7.2 million for 2008, due to reduced headcount, consultants, supplies and restructuring charges.

“Loss of revenue from certain agencies in the Intelligence Community (IC) and various organizations in the Department of Defense (DoD), due primarily to a collaborative product sponsored and offered free of charge by the Defense Information System Agency (DISA) to these customers, continues to adversely impact our sales of new and renewal InfoWorkSpace licenses,” noted Mr. Khoa Nguyen, Chairman and Chief Executive Officer of Ezenia.  “In July 2009, we made additional adjustments to further optimize the Company expense profile while continuing our investments in engineering to develop new products and system solutions and critical areas of sales where we believe that our existing penetration could expand and new opportunities could be won,” further commented Mr. Nguyen. “In the first quarter of 2010, our new product for the commercial market is currently undergoing beta trials with targeted announcement planned for the summer timeframe.  Despite elaborate approval procedures in the DoD procurement process, our main product InfoWorkSpace scored several renewal orders and expansion in two facets of the Intelligence Community and Command and Control in Air Force Operations. While these bookings will not be reflected immediately due to the pro-rata recognition of our license revenue, they are expected to contribute positively to our cash balance once invoiced and collected. In addition, Ezenia also enjoyed a committed backlog of training and consulting services of approximately $500,000 at year end.” Mr. Nguyen concluded, “The management team is dedicated in its efforts to build on the momentum of the first quarter and expand our business for the rest of the year.  While many serious and difficult challenges remain ahead, with anticipated new product announcements and targeted focus on specific accounts within the DoD, we are striving to return the Company to profitability.”

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About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “could” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook,  expense control and cash preservation efforts, new product introductions and related development efforts, pursuit of sales opportunities and resulting effects, backlog, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include:  adverse economic and market conditions; dependence on the United States government as the Company’s largest customer and on other major customers; continued funding of defense programs by the United States government and the timing of such funding; uncertainties associated with procurement processes and on-going bidding activities for government programs; redirection of budget funds and increased competition within the Company’s Department of Defense customer base; rapid technological change and competition within the collaborative software market generally; the Company’s reliance on third-party technology; protection of its propriety technology; customer acceptance of IWS , including the acceptance of IWS in the commercial market; failure to introduce new products in a timely manner and customer acceptance of such products; the rapid pace of change in the Company’s market; competition; retention of key employees; stock price volatility; the Company’s history of liquidity concerns and operating losses; and other risks that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008,. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http:// www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	December 31,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$4,383	$6,774
Accounts receivable, less allowance of $28 at December 31, 2009 and 2008	129	771
Prepaid software licenses	1,239	1,125
Prepaid expenses and other current assets	169	186
Total current assets	5,920	8,856
Deposits	15	15
Equipment and improvements, net	133	243
Total assets	$6,068	$9,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$273	$257
Accrued expenses	1,627	1,674
Employee compensation and benefits	195	150
Accrued restructuring charges	228	287
Deferred revenue	876	1,326
Total current liabilities	3,199	3,694
Deferred revenue, net of current portion	3	—

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 40,000,000 shares authorized; 15,417,754 issued and 14,658,217 outstanding in 2009 and in 2008	154	154
Capital in excess of par value	66,459	65,586
Accumulated deficit	(60,802)	(57,375)
Treasury stock; 759,537 shares at cost in 2009 and 2008	(2,945)	(2,945)
	2,866	5,420
Total liabilities and stockholders’ equity	$6,068	$9,114

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Revenues
Product and service revenue	$817	$1,388	$3,532	$6,683

Cost of revenues
Cost of product and service revenue	211	541	1,347	2,575
Gross profit	606	847	2,185	4,108

Operating expenses
Research and development	297	485	1,711	2,084
Sales and marketing	207	366	1,033	2,024
General and administrative	678	660	2,547	2,408
Depreciation	35	17	153	182
Occupancy and other facilities-related expenses	61	73	259	317
Restructuring charge	—	118	—	219
Total operating expenses	1,278	1,719	5,703	7,234

Loss from operations	(672)	(872)	(3,518)	(3,126)

Other income (expense)
Interest income	4	25	45	155
Other interest (expense)	6	(38)	46	(98)
	10	(12)	91	57
Loss before income taxes	(662)	(885)	(3,427)	(3,069)
Provision for income taxes	—	—	—	—

Net loss	$(662)	$(885)	$(3,427)	$(3,069)

Basic and diluted loss per share:
Basic	$(0.05)	$(0.06)	$(0.23)	$(0.21
Diluted	$(0.05)	$(0.06)	$(0.23)	$(0.21)
Weighted average common shares:
Basic	14,658,217	14,608,696	14,658,217	14,641,891
Diluted	14,658,217	14,608,696	14,658,217	14,641,891